Exhibit 4.4

EXHIBIT A

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”) made as of the last date set forth on the signature page hereof between Evolucia Inc., a Nevada corporation (the “Company”), and the undersigned (the “Investor”).

W I T N E S S E T H:
WHEREAS, the Company is conducting a private offering for sale of 8% Secured Convertible Promissory Notes (the “Notes”) up to a maximum of $10,000,000  on a “best efforts”  basis (the “Offering”).  Each Note in the form attached hereto is convertible, subject to the Company increasing its authorized shares of common stock, at any time at the option of the holder, into shares of  common stock, $0.001 par value per share (the “Common Stock”);

WHEREAS, the Offering is being offered pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 promulgated thereunder;

WHEREAS, the Company intends to offer the Notes directly and, may, in its sole discretion, offer a portion of the Notes through placement agents;

WHEREAS, the Investor desires to purchase Notes in the principal amount set forth on the signature page hereof on the terms and conditions hereinafter set forth; and

NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.	SUBSCRIPTION FOR NOTES AND REPRESENTATIONS AND COVENANTS BY INVESTOR

1.1 Subject to the terms and conditions hereinafter set forth and in the Confidential Private Placement Memorandum dated October 30, 2013 (such memorandum, together with all amendments thereof and supplements and exhibits thereto, the “Memorandum”), the Investor hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company agrees to sell to the Investor, such number of Notes as is set forth on the signature page hereof.  The Purchase Price (as defined on the signature page) is payable by check or wire transfer in accordance with the Memorandum.

1.2 The Notes will be offered for sale until the earlier of (i) 90 days from the date of the Memorandum (which may be extended for an additional 90 days), (ii) the sale of all of the Notes or (iii) such earlier date as may be determined by the Company (the “Termination Date”).  The Offering is being conducted on a “best efforts” basis.

1.3 There will be no escrow agent in this Offering.  The purchase price will be provided directly to the Company.  All funds received by the Company may be utilized immediately by the Company (the “Closing”). The last Closing of the Offering, occurring on or prior to the Termination Date, shall be referred to as the “Final Closing”.  Any subscription documents or funds received after the Final Closing will be returned, without interest or deduction.

1.4 The Investor recognizes that the purchase of the Notes involves a high degree of risk including, but not limited to, the following: (a) the Company has limited operating history and requires substantial funds in addition to the proceeds of the Offering; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Notes; (c) the Investor may not be able to liquidate its investment; (d) transferability of the Notes and the Conversion Shares is extremely limited; (e) the Investor could sustain the loss of its entire investment; (f) the Company needs to increase its authorized shares of Common Stock to allow for the conversion of the Notes and (g) the Company has not paid any dividends since its inception and does not anticipate paying any dividends.  Without limiting the generality of the representations set forth in below, the Investor represents that the Investor has carefully reviewed the section of the Memorandum captioned “Risk Factors.”

1.5 The Investor represents that the Investor is an “accredited investor” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act, as indicated by the Investor’s responses to the questions contained in Article VII hereof, and that the Investor is able to bear the economic risk of an investment in the Notes.

1.6 The Investor hereby acknowledges and represents that (a) the Investor has knowledge and experience in business and financial matters, prior investment experience, including investment in securities that are trading over the counter, or the Investor has employed the services of a “purchaser representative” (as defined in Rule 501 of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by the Company both to the Investor and to all other prospective investors in the Notes to evaluate the merits and risks of such an investment on the Investor’s behalf; (b) the Investor recognizes the highly speculative nature of this investment; and (c) the Investor is able to bear the economic risk that the Investor hereby assumes.

1.7 The Investor hereby acknowledges receipt and careful review of this Agreement, the Memorandum (which includes the Risk Factors) and all other exhibits thereto, and any documents which may have been made available upon request as reflected therein (collectively referred to as the “Offering Materials”) and hereby represents that the Investor has been furnished by the Company during the course of the Offering with all information regarding the Company, the terms and conditions of the Offering and any additional information that the Investor has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the Offering.

1.8 (a)           In making the decision to invest in the Notes the Investor has relied solely upon the information provided by the Company in the Offering Materials.  To the extent necessary, the Investor has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Notes hereunder.  The Investor disclaims reliance on any statements made or information provided by any person or entity in the course of Investor’s consideration of an investment in the Notes other than the Offering Materials.

(b)           The Investor represents that (i) the Investor was contacted regarding the sale of the Notes by the Company (or an authorized agent or representative thereof) with whom the Investor had a prior substantial pre-existing relationship and (ii) no Notes were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Investor did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

1.9 The Investor hereby represents that the Investor, either by reason of the Investor’s business or financial experience or the business or financial experience of the Investor’s professional advisors (who are unaffiliated with and not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Investor’s own interests in connection with the transaction contemplated hereby.

1.10 The Investor hereby acknowledges that the Offering has not been reviewed by the United States Securities and Exchange Commission (the “SEC”) nor any state regulatory authority since the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act, pursuant to Regulation D.  The Investor understands that the Notes have not been registered under the Securities Act or under any state securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Notes unless they are registered under the Securities Act and under any applicable state securities or “blue sky” laws or unless an exemption from such registration is available.

1.11 The Investor understands that the Notes have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon the Investor’s investment intention.  In this connection, the Investor hereby represents that the Investor is purchasing the Notes for the Investor’s own account for investment and not with a view toward the resale or distribution to others.  The Investor, if an entity, further represents that it was not formed for the purpose of purchasing the Notes.

1.12 The Investor understands that the Company’s Common Stock is trading on the over-the-counter market and that there is a limited market for the Common Stock.  The Investor understands that even if a public market further develops for the Conversion Shares, Rule 144 (“Rule 144”) promulgated under the Securities Act requires for non-affiliates, among other conditions, a holding period prior to the resale (subject to certain limitations) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act.  The Investor understands and hereby acknowledges that the Company is under no obligation to register any of the Notes or the Conversion Shares under the Securities Act or any state securities or “blue sky” laws.

1.13 The Investor consents to the placement of a legend on any certificate or other document evidencing the Notes or the Conversion Shares that such securities have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement.  The Investor is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Securities. The legend to be placed on each certificate shall be in form substantially similar to the following:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

1.14 It is agreed that the Company, at its sole discretion, reserves the unrestricted right, without further documentation or agreement on the part of the Investor, to reject or limit any subscription, to accept subscriptions for fractional shares and to close the Offering to the Investor at any time and that the Company will issue stop transfer instructions to its transfer agent with respect to such Securities.

1.15 The Investor hereby represents that the address of the Investor furnished by Investor on the signature page hereof is the Investor’s principal residence if Investor is an individual or its principal business address if it is a corporation or other entity.

1.16 The Investor represents that the Investor has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Notes.  This Agreement constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

1.17 If the Investor is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to invest in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

1.18 The Investor acknowledges that if he or she is a Registered Representative of a FINRA member firm, he or she must give such firm the notice required by the FINRA’s Rules of Fair Practice, receipt of which must be acknowledged by such firm in Section 7.4 below.

1.19 The Investor acknowledges that at such time, if ever, as the Securities are registered, sales of the Securities will be subject to state securities laws.

1.20 The Investor agrees not to issue any public statement with respect to the Investor’s investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

1.21 The Investor agrees to hold the Company and its directors, officers, employees, affiliates, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (a) any sale or distribution of the Notes by the Investor in violation of the Securities Act or any applicable state securities or “blue sky” laws; or (b) any false representation or warranty or any breach or failure by the Investor to comply with any covenant made by the Investor in this Agreement (including the Confidential Investor Questionnaire contained in Article VII herein) or any other document furnished by the Investor to any of the foregoing in connection with this Agreement.

II.	REPRESENTATIONS BY AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to the Investor that:

2.1 Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to own and use its properties and its assets and conduct its business as currently conducted.

2.2 Capitalization and Voting Rights.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Memorandum hereto and all issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable.

2.3 Authorization; Enforceability.  The Company has all corporate right, power and authority to enter into, execute and deliver this Agreement and each other agreement, document, instrument and certificate to be executed by the Company in connection with the consummation of the transactions contemplated hereby.

2.4 No Conflict; Governmental Consents.

(a) The execution and delivery by the Company of this Agreement and the Offering Materials and the consummation of the transactions contemplated hereby will not (i) result in the violation of any material law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, (ii) conflict with or violate any provision of the Company’s Articles of Incorporation (the “Articles”), as amended or the Bylaws, (and collectively with the Articles, the “Charter Documents”) of the Company, and (iii) will not conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with or without due notice or lapse of time or both) a default or give to others any rights of termination, amendment, acceleration or cancellation (with  or without due notice, lapse of time or both) under any agreement, credit facility, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company.

(b) No approval by the holders of Common Stock, or other equity securities of the Company is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or the Offering Materials or in connection with the authorization, issue and sale of the Notes, except as has been previously obtained; provided, the Investor acknowledges that the Company is required to increase its authorized shares of Common Stock to provide for the issuance of the Conversion Shares in full.

(c) No consent, approval, authorization or other order of any governmental authority is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or the Offering Materials or in connection with the authorization, issue and sale of the Notes, except such filings as may be required to be made with the SEC, FINRA, NASDAQ and with any state or foreign blue sky or securities regulatory authority.

2.5 Privacy.  The Company agrees not to disclose the names, addresses or any other information about the Investors, except as required by law.

2.6 No Additional Agreements.  The Company does not have any agreement or understanding with any Investors with respect to the transactions contemplated by this Agreement other than as specified in this Agreement.

III.	TERMS OF SUBSCRIPTION

3.1 All funds shall be submitted directly to the Company.

3.2 The Notes purchased by the Investor pursuant to this Agreement will be prepared for delivery to the Investor as soon as practicable following the Closing at which such purchase takes place. The Investor hereby authorizes and directs the Company to deliver the Notes purchased by the Investor pursuant to this Agreement directly to the Investor’s residential or business or brokerage house address indicated on the signature page hereto.

IV.	CONDITIONS TO OBLIGATIONS OF THE INVESTORS

4.1 The Investor’s obligation to purchase the Notes at the Closing at which such purchase is to be consummated is subject to the fulfillment on or prior to such Closing of the following conditions, which conditions may be waived at the option of each Investor to the extent permitted by law:

(a) Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the date of such Closing shall have been performed or complied with in all material respects.

(b) No Legal Order Pending.  There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(c) No Law Prohibiting or Restricting Such Sale.  There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person, which shall not have been obtained, to issue the Notes (except as otherwise provided in this Agreement).

(d) Adverse Changes.  Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a material adverse effect.

V.	COVENANTS OF THE COMPANY

5.1  Integration.  The Company shall not, and shall ensure that no affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Notes in a manner that would require the registration under the Securities Act of the sale of the Notes to the Investors, or that would be integrated with the offer or sale of the Notes for purposes of the rules and regulations of any trading market in a manner that would require stockholder approval of the sale of the Notes to the Investors.

5.2 Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.  If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

VI.	MISCELLANEOUS

6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefore, addressed as follows:

if to the Company, to it at:
Evolucia Inc.
7040 Professional Parkway East
Sarasota, FL 34240
Attn:  Mel Interiano, CEO

With a copy to (which shall not constitute notice):

Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Attn:  Stephen M. Fleming, Esq.

if to the Investor, to the Investor’s address indicated on the signature page of this Agreement.

Notices shall be deemed to have been given or delivered on the date of receipt.

6.2 No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment or a waiver, by the Company and the Purchasers holding at least 50% in interest of the Notes then outstanding.

6.3 This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.  This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

6.4 Upon the execution and delivery of this Agreement by the Investor and the Company, this Agreement shall become a binding obligation of the Investor with respect to the purchase of Securities as herein provided, subject, however, to the right hereby reserved by the Company to enter into the same agreements with other Investors and to reject any subscription, in whole or in part, provided the Company returns to Investor any funds paid by Investor with respect to such rejected subscription or portion thereof, without interest or deduction.

6.5 NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT ALL THE TERMS AND PROVISIONS HEREOF SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO SUCH STATE’S PRINCIPLES OF CONFLICTS OF LAW.  IN THE EVENT THAT A JUDICIAL PROCEEDING IS NECESSARY, THE SOLE FORUM FOR RESOLVING DISPUTES ARISING OUT OF OR RELATING TO THIS AGREEMENT IS THE COURTS STATE OF FLORIDA IN AND FOR THE COUNTY OF SARASOTA OR THE FEDERAL COURTS FOR SUCH STATE AND COUNTY, AND ALL RELATED APPELLATE COURTS, THE PARTIES HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF SUCH COURTS AND AGREE TO SAID VENUE. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY

6.6 In order to discourage frivolous claims the parties agree that unless a claimant in any proceeding arising out of this Agreement succeeds in establishing his claim and recovering a judgment against another party (regardless of whether such claimant succeeds against one of the other parties to the action), then the other party shall be entitled to recover from such claimant all of its/their reasonable legal costs and expenses relating to such proceeding and/or incurred in preparation therefor.

6.7 The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.  If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

6.8 The Company agrees to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

6.9 Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement, except for the holders of Registrable Securities.

6.10   In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.11 The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement.  The decision of each Investor to purchase Notes pursuant to this Agreement has been made by such Investor independently of any other Investor.  Nothing contained herein, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Notes or enforcing its rights under this Agreement.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with this same Agreement for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

6.12           The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Offering Materials and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Offering Materials or any amendments hereto.

6.13           The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.14           This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

VII.	CONFIDENTIAL INVESTOR QUESTIONNAIRE

7.1 The Investor represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Investor comes within that category.  ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL.  The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A
The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, excluding the primary residence, presently exceeds $1,000,000.

Explanation.  In calculating net worth you may include equity in personal property and real estate, cash, short-term investments, stock and securities but not including your principal residence.  Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B
The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C	The undersigned is a director or executive officer of the Company which is issuing and selling the Notes.

Category D
The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company (“SBIC”); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors. (describe entity)

Category E	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

Category F
The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Notes and with total assets in excess of $5,000,000. (describe entity)

Category G
The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Notes, where the purchase is directed by a “sophisticated investor” as defined in Regulation 506(b)(2)(ii) under the Act.

Category H
The undersigned is an entity (other than a trust) in which all of the equity owners are “accredited investors” within one or more of the above categories.  If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement.  (describe entity)

Category I	The undersigned is not within any of the categories above and is therefore not an accredited investor.

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the Closing in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

7.2 SUITABILITY (please answer each question)

(a)           For an individual Investor, please describe your current employment, including the company by which you are employed and its principal business:

(b)           For an individual Investor, please describe any college or graduate degrees held by you:

(c)           For all Investors, please list types of prior investments:

(d)           For all Investors, please state whether you have participated in other private placements before:

YES_______                                           NO_______

(e)           If your answer to question (d) above was “YES”, please indicate frequency of such prior participation in private placements of:

	Public Companies	Private Companies	Public or Private Companies with no, or insignificant, assets and operations
Frequently
Occasionally
Never

(f)           For individual Investors, do you expect your current level of income to significantly decrease in the foreseeable future:

YES_______                                           NO_______
(g)           For trust, corporate, partnership and other institutional Investors, do you expect your total assets to significantly decrease in the foreseeable future:

YES_______                                           NO_______
(h)           For all Investors, do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

YES_______                                           NO_______
(i)           For all Investors, are you familiar with the risk aspects and the non-liquidity of investments such as the Notes for which you seek to subscribe?

YES_______                                           NO_______
(j)            For all Investors, do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES_______                                           NO_______

7.3 MANNER IN WHICH TITLE IS TO BE HELD.  (circle one)

(a)           Individual Ownership
(b)           Community Property
(c)           Joint Tenant with Right of
Survivorship (both parties
must sign)
(d)           Partnership*
(e)           Tenants in Common
(f)           Company*
(g)           Trust*
(h)           Other*
*If Securities are being subscribed for by an entity, the attached Certificate of Signatory must also be completed.

7.4 FINRA AFFILIATION.

Are you affiliated or associated with an FINRA member firm (please check one):
Yes _________                                           No __________

If Yes, please describe:

*If Investor is a Registered Representative with an FINRA member firm, have the following acknowledgment signed by the appropriate party:

The undersigned FINRA member firm acknowledges receipt of the notice required by Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.

_________________________________
Name of FINRA Member Firm

By: ______________________________
Authorized Officer

Date: ____________________________

7.5 The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Investor Questionnaire contained in this Article VII and such answers have been provided under the assumption that the Company will rely on them.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Aggregate Principal Amount of Note:	$___,000.00

Aggregate Purchase Price:	$___,000.00

Signature	Signature (if purchasing jointly)

Name Typed or Printed	Name Typed or Printed

Title (if Investor is an Entity)	Title (if Investor is an Entity)

Entity Name (if applicable)	Entity Name (if applicable)

Address	Address

City, State and Zip Code	City, State and Zip Code

Telephone-Business	Telephone-Business

Telephone-Residence	Telephone-Residence

Facsimile-Business	Facsimile-Business

Facsimile-Residence	Facsimile-Residence

Tax ID # or Social Security #	Tax ID # or Social Security #

Name in which securities should be issued:

Dated:                       , 201_

This SECURITIES PURCHASE AGREEMENT is agreed to and accepted as of ________________ , 201_.

EVOLUCIA INC.

By:____________________________________
Name:
Title:

CERTIFICATE OF SIGNATORY

(To be completed if Securities are
being subscribed for by an entity)

I, ____________________________, am the ____________________________ of __________________________________________ (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the SECURITIES PURCHASE AGREEMENT and to purchase and hold the Series A Stock, and certify further that the SECURITIES PURCHASE AGREEMENT has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ________ day of _________________, 20__

_______________________________________
(Signature)